UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 14, 2004

FARMERS NATIONAL BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	2-80339 (Commission File Number)	34-1371693 (I.R.S. Employer Identification Number)

20 South Broad Street
Canfield, OH 44406
(Address of principal executive offices)

(330)533-3341
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On May 14, 2004, Farmers National Banc Corp. issued the press release attached as Exhibit 99.1, reporting on its second quarter cash dividend declared payable on June 30, 2004.

On May 11, 2004, Farmers National Banc Corp. (the “Registrant”) announced that its Board of Directors has adopted the 2004 Stock Repurchase Program. Under the stock repurchase program, the Registrant will be authorized to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock and to manage its capital. The Board’s action will allow management to make repurchases, without further board approval, when stock purchases are deemed prudent. The 2004 Stock Repurchase Program contemplates that stock repurchases will be made in accordance with Rule 10b-18 of the regulations issued under the Securities Exchange Act of 1934. Pursuant to the plan, the Registrant may purchase up to 4.9% of the company’s outstanding common stock during a one-year period of time from May 11, 2004.

A copy of the Press Release announcing the cash dividend and the adoption of the 2004 Stock Repurchase Program is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

     [c] Exhibits:

     Exhibit 99.1 May 14, 2004 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS NATIONAL BANC CORP.
Dated:	May 14, 2004	By: /s/ Frank L. Paden Frank L. Paden, President and Secretary
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